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                                                                    Exhibit 10.7

                              CONSULTING AGREEMENT

      This Consulting Agreement is between Thomas M. Palka (the "Consultant") and Netegrity, Inc. (the "Company"). Capitalized terms herein shall have the same meaning as in the Transition Agreement between Netegrity and Consultant dated September 6, 2002.

      1. CONSULTANT'S SERVICES. The Consultant shall act as a consultant to the Company commencing on the first day after the Resignation Date and ending one year thereafter unless terminated earlier as provided for in Section 4 below (the "Consultancy Period"). No compensation payments will be made under Section 2 of this Consulting Agreement until the Consultancy Period has commenced. The Consultant shall, at such times and such places as the Company may reasonably request, provide consulting services and advice relating to, among other things, the organization, business objectives and policies of the Company (the "Services"). However, the Company will have no obligation whatsoever to make any request for the Services during the term of this Consulting Agreement. In the event that the Transition Agreement is terminated pursuant to Section 2 thereof, or in the event of revocation as provided in Section 11(c) hereof, this Consulting Agreement shall be void and of no legal force or effect.

      2. COMPENSATION.

            (a) In full payment for performance of the Services, the Company shall pay the Consultant a consulting fee, (the "Consulting Fee"), in an amount equal to Consultant's 2002 base salary ($200,000.00), plus earned incentive bonus as defined in Schedule A if any. For the purpose of calculating Consultant's earned incentive bonus, Company shall utilize the 2002 quota of License Bookings and defined and set forth in Schedule A (the "2002 Quota").

            (b) Notwithstanding paragraph 2(a) above, in the event Consultant fails to achieve at least 90% of the 2002 Quota (the "Consulting Bonus Threshold"), the Consulting Fee will be based solely on the base salary paid to Consultant during 2002.

            (c) Notwithstanding paragraph 2(a) above, if Consultant achieves the Consulting Bonus Threshold during calendar year 2002, but achieves less than 100% of the 2002 Quota, the amount of Consulting Fee paid to Consultant will include 2002 base salary plus an earned incentive bonus calculated in accordance with the chart set forth in Schedule A. The earned incentive bonus will be calculated based on a quarterly number and the payment of the fourth quarter incentive bonus is not contingent on achieving the third quarter incentive bonus.

            (d) Notwithstanding paragraph 2(a) above and subject to paragraphs 2(b) and 2(c) above, if the Consultant's employment pursuant to the Transition Agreement is terminated by the Company without cause prior to December 31, 2002, the Consulting Fee will be computed based on the full year 2002 base salary, plus the incentive bonus, if any, actually earned for his Services up to the Resignation Date, provided however, that the Consulting Bonus Threshold specified in paragraph 2(b) shall be recalculated as 90% of the 2002 Quota of License Bookings applicable to the period up to the Resignation Date.

            (e) The Consulting Fee shall be paid to Consultant on the last day of each month during the Consultancy Period in accordance with a schedule of equal monthly installments between twelve (12) and thirty-six (36) months to be agreed in writing between Consultant and the Company.

            (f) During the Consultancy Period, Consultant shall not be entitled to, and shall not receive, any of the benefits he had been receiving from the Company prior to the Resignation

      Date, including, but not limited to, health or dental insurance and vacation accrual, except pursuant to COBRA at his cost if elected by the Consultant.

      3. NO OTHER COMPENSATION OR BENEFITS. Except as expressly set forth herein, the Company shall not be obligated to pay any compensation or Benefits to Consultant during the Consultancy Period. Consultant shall not continue to vest during the Consultancy Period in the stock options granted to him prior to the Resignation Date. Exercise of any options vested as of the Resignation Date shall be governed by the terms of the applicable stock option plan(s) and the option agreement(s) between Consultant and the Company. Consultant shall not accrue any vacation entitlement during the Consultancy Period. The Company will reimburse Consultant for properly documented business expenses in accordance with the Company's policies therefor.

      4. TERMINATION

            (a) This Consulting Agreement will expire at the end of the Consultancy Period, at which time Consultant and the Company agree that any and all obligations which the Company may owe to the Consultant under this Consulting Agreement or otherwise will terminate.

            (b) This Agreement may be terminated by the Company at any time for Cause, as that term is defined in the Transition Agreement. Upon termination for Cause, the Company's sole obligation to Consultant shall be to pay a prorata portion of the Consulting Fee due through the date of termination, which payment shall be Consultant's sole and exclusive remedy on account of termination for cause.

      5. CONTINUED EFFECTIVENESS OF NON-COMPETITION, NON-DISCLOSURE AND INVENTIONS AGREEMENT. Consultant hereby acknowledges and agrees that the Non-Competition, Non-Disclosure and Inventions Agreement dated 10/12/01 between Consultant and the Company ("NDA") shall remain in full force and effect during the Consultancy Period and thereafter in accordance with its terms and applicable law. Such NDA is hereby incorporated by reference into this Consulting Agreement.

      6. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that during the term of this Consulting Agreement, the Consultant's relationship to the Company will be that of an independent contractor, and that neither this Consulting Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create, expressly or by implication, any employer-employee relationship, partnership, joint venture or other relationship with the Company, other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Consulting Agreement. Accordingly, Consultant acknowledges and agrees that he shall not be entitled to any benefits provided by the Company to its employees (including, without limitation, such items as health and disability benefits, except this section will not affect Consultant's rights to health and dental insurance pursuant to COBRA as set forth in Section 2 hereof. The Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes, for all employment and disability insurance and for Social Security and other similar taxes with respect to the Consulting Fee. The Consultant further agrees that if the Company pays or becomes liable for such taxes or related civil penalties or interest as a result of the Consultant's failure to pay taxes or report same, or due to the Company's failure to withhold taxes, the Consultant shall indemnify and hold the Company harmless for any such liability. The Consultant shall assume and accept all responsibilities which are imposed on independent contractors by any statute, regulation, rule of law or otherwise. Further, the Consultant understands and agrees that the work to be performed is not covered under the unemployment compensation laws and that the work to be performed is not intended to be covered by applicable worker's compensation laws.

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      7. NO AGENCY AUTHORITY. The Consultant is not authorized to bind the
Company, or to incur any obligation or liability on behalf of the Company, except as expressly authorized by the Company in writing.


      8. INDEMNIFICATION. Consultant agrees to defend, indemnify and hold the Company harmless from any and all claims, damages, liability, attorney's fees and expenses on account of (i) an alleged breach of, or failure by Consultant to satisfy any of his obligations under, the Consulting Agreement or the Transition Agreement; or (ii) any other act or omission of Consultant.

      9. RELEASE. In consideration of the payments and agreements set forth in Sections 1 and 2 hereof, the sufficiency and receipt of which are hereby acknowledged, Consultant unconditionally and irrevocably agrees that he and his representatives, agents, attorneys, executors, administrators, estates, heirs, successors and assigns (collectively, the "Releasor") hereby completely release, remise and forever discharge the Company, its predecessors, successors, assigns, parents, affiliates, subsidiaries, divisions, insurers, and its and their past and present directors, officers, employees, stockholders, partners, agents, trustees, fiduciaries, attorneys, and representatives of any kind, in both their official and individual capacities (the "Releasees") of and from any and all claims, actions, causes of actions, cross-claims, motions, counterclaims, suits, charges, debts, dues, obligations, complaints, liabilities, accounts, covenants, contracts, agreements, promises, entitlements to damages, judgments, costs, expenses, rights and demands of any nature whatsoever, either in law or in equity, known or unknown, existing or contingent, including, but not limited to:
(i) any and all claims arising out of or in connection with Consultant's employment, change in employment status and/or termination of employment with the Company; (ii) any and all claims arising out of or in connection with any relationship between Consultant and the Company, including without limitation, Consultant's status as an employee, consultant or stockholder of the Company;
(iii) any and all claims for stock, stock options, equity or ownership in the Company; and (iv) any and all claims based on any federal, state or local law, constitution or regulation regarding either employment or employment discrimination and/or retaliation including, without limitation, those laws or regulations concerning discrimination on the basis of race, color, age, handicap, physical or mental disability, creed, religion, sex, sex harassment, sexual orientation, marital status, national origin, ancestry, veteran status, military service and/or application for military service; (v) any and all claims arising out of or in connection with any contract, whether oral or written, express or implied; any tort; and/or any other statutory or common law claim of any nature whatsoever. This provision is intended by the parties hereto to be all-encompassing, and to include all claims that Consultant has, may have or has had against the Releasees, or any of them, from the beginning of the world to the Effective Date of this Transition Agreement. This release provision will not affect Consultant's rights under the Netegrity 1994 Stock Option Plan, the Netegrity 1997 Stock Option Plan and the Netegrity 2000 Stock Option Plan.

      10. ACCORD AND SATISFACTION. Consultant accepts the payments and agreements set forth above in Sections 1 and 2 as full and complete payment, settlement, consideration, accord and/or satisfaction with respect to any and all obligations and liabilities, whether financial or otherwise, of the Releasees to Consultant, and with respect to all claims, causes of action and damages that could be asserted by Consultant against the Releasees, regarding Consultant's employment, change in employment status and/or termination, including but not limited to, any and all claims for accrued compensation and benefits, salary, wages, severance pay, draws, bonuses, commissions, incentive pay, deferred compensation, reimbursement of expenses, attorneys fees, vacation pay, equity, claims of ownership, stock and/or stock options and all other payments, compensation or reimbursements of any kind and/or

                                       3

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nature. This section will not affect Consultant's rights under the Netegrity
1994 Stock Option Plan, the Netegrity 1997 Stock Option Plan, the Netegrity 2000 Stock Option Plan.

      11. WAIVER OF RIGHTS AND CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967. SINCE CONSULTANT IS 40 YEARS OF AGE OR OLDER, HE HAS BEEN INFORMED THAT HE HAS OR MIGHT HAVE SPECIFIC RIGHTS AND/OR CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (THE "ADEA"), AND HE AGREES AND UNDERSTANDS THAT:

            (A) IN CONSIDERATION FOR THE PAYMENTS AND AGREEMENTS DESCRIBED IN SECTIONS 1 AND 2 HEREOF, CONSULTANT SPECIFICALLY WAIVES SUCH RIGHTS AND/OR CLAIMS TO THE EXTENT THAT SUCH RIGHTS AND/OR CLAIMS AROSE PRIOR TO OR ON THE DATE THIS CONSULTING AGREEMENT IS EXECUTED;


            (B) CONSULTANT IS ADVISED OF HIS RIGHT TO CONSULT WITH AN ATTORNEY OF HIS CHOICE OR ANY OTHER PERSON OF HIS CHOOSING PRIOR TO EXECUTING THIS CONSULTING AGREEMENT. CONSULTANT ACKNOWLEDGES THAT HE HAS CONSULTED WITH COUNSEL OF HIS CHOOSING AND HAS NOT BEEN SUBJECT TO ANY UNDUE OR IMPROPER INFLUENCE INTERFERING WITH THE EXERCISE OF HIS FREE WILL IN DECIDING WHETHER TO EXECUTE THIS CONSULTING AGREEMENT;

            (C) CONSULTANT WAS AND IS HEREBY INFORMED THAT HE HAS AT LEAST 21 DAYS FROM THE DATE HE IS PRESENTED WITH THIS CONSULTING AGREEMENT WITHIN WHICH TO CONSIDER THE TERMS OF AND TO EXECUTE THIS CONSULTING AGREEMENT, AND SEVEN (7) DAYS FOLLOWING EXECUTION TO REVOKE HIS ACCEPTANCE OF IT. SUCH REVOCATION MUST BE DELIVERED TO THE COMPANY IN WRITING PRIOR TO THE CLOSE OF BUSINESS ON SUCH SEVENTH DAY. THIS CONSULTING AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE EIGHTH DAY FOLLOWING EXECUTION BY CONSULTANT (WITHOUT REVOCATION).

            (D) THE 21-DAY PERIOD WILL NOT BE AFFECTED OR EXTENDED BY ANY REVISION THAT MIGHT BE MADE TO THIS CONSULTING AGREEMENT.

      12. MISCELLANEOUS.

            (a) This Consulting Agreement, the Transition Agreement and the NDA set forth the complete, sole and entire agreement between the parties and supersedes all prior agreements, communications, understandings, representations and negotiations between the parties, whether oral or written, except for the stock plan and the stock option agreement between the Consultant and the Company which shall remain in full force and effect in accordance with their respective terms.

            (b) No provision of this Consulting Agreement shall be waived, amended, modified, superseded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

            (c) Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the

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enforceability of any of the other clauses of this Consulting Agreement.
Moreover, if one or more of the provisions contained in this Consulting Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

            (d) This Consulting Agreement, the Services to be performed and all rights hereunder are personal to the Consultant and may not be transferred or assigned by the Consultant at any time. The Company may assign this Consulting Agreement to its successors and assigns and all rights and obligations under this Agreement will inure to the benefit of and be binding upon the Company.

            (e) This Consulting Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, and shall be considered a sealed instrument thereunder.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the dates written below.


NETEGRITY, INC.                                     Thomas M. Palka

By: /s/ Barry N. Bycoff                             /s/  Thomas M. Palka
   --------------------                             --------------------
        Barry N. Bycoff
President, Chief Executive Officer,



Dated:   September 6, 2002                          Dated: September 6, 2002
       ----------------------------                        -----------------

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

                                   SCHEDULE A

DEFINITIONS:

FOR THE PURPOSE OF THIS AGREEMENT, "LICENSE BOOKINGS" SHALL MEAN THE LICENSE FEES (EXCLUDING ANY FEES FOR SUPPORT, MAINTENANCE, TRAINING OR INSTALLATION SERVICES) FOR NETEGRITY SOFTWARE UNDER LICENSE AGREEMENTS EXECUTED IN THE APPLICABLE QUARTER, WHICH MEET THE CRITERIA FOR NETEGRITY'S THEN CURRENT REVENUE RECOGNITION GUIDELINES,

                                   2002 QUOTA
                               QUARTERLY BREAKDOWN

                                                Q3                    Q4
LICENSE BOOKINGS                         $11,510,000             $13,763,000
MAXIMUM INCENTIVE BONUS PER QUARTER      $ 40,000.00             $ 40,000.00

                  CONSULTING FEE - INCENTIVE BONUS CALCULATION

   % of Quarterly 2002 Quota Achieved         % of 2002 Incentive Bonus Paid as Part of Consulting Fee
                 <90%                                                     0
                 =90%                                                    50%
                **91%                                                    55%
                **92%                                                    60%
                **93%                                                    65%
                **94%                                                    70%
                **95%                                                    75%
                **96%                                                    80%
                **97%                                                    85%
                **98%                                                    90%
                **99%                                                    95%
               **100%                                                   100%

** Less than or equal to.


For example, in the event Company's License Booking for Q3 2002 is $10,590,000 which is = 92% of the Q3 2002 Quota, for the purpose of this example, the 2002 Incentive Bonus for Q3 would be $24,000 (i.e. $40,000 x 60%).

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